Exhibit 10.6

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

FIRST AMENDMENT (the “Amendment”) dated as of October 27, 2014 to EMPLOYMENT AGREEMENT, dated as of September 23, 2010 and effective on January 19, 2011 (the “Commencement Date”) by and between Progenitor Cell Therapy, LLC (the “Company”), NeoStem, Inc. (the “Parent”) and Robert Preti (the “Employee”).
W I T N E S S E T H:
WHEREAS, Employee currently serves as the Company’s President, Chief Scientific Officer and Chief Scientific Officer of the Parent;
WHEREAS, the Employment Agreement is scheduled by its terms to expire on January 18, 2015;
WHEREAS, the Company, the Parent and the Employee wish to extend the Term of the Employment Agreement and make such other amendments through the execution of this First Amendment on the terms hereinafter set forth to ensure Employee’s continued service pursuant to the terms of this First Amendment and Employee desires to do so.
NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.	The Term of the Employment Agreement is hereby amended to extend through January 19, 2016.

2.	The Base Salary during the Term shall be no less than $364,000.

3.	Upon presentment of invoices, Employee shall be entitled to reimbursement of up to $30,000 for the cost of relocating to and an apartment in New York City.

4.
Employee shall be granted on the date of this First Amendment an option (the “Option”) under the 2009 Amended and Restated Equity Compensation Plan (the “Plan”) to purchase 30,000 shares (the “Shares”) of common stock, $.001 par value (the “Common Stock”) which shall vest and become exercisable as to (i) 15,000 Shares on the date hereof; and (ii) 15,000 Shares on January 19, 2016. The per share exercise price of the Option shall equal the closing price of the Common Stock on the date of grant and the Option shall be subject in all respects to all the terms and conditions of the Plan and the Original Agreement.

5.	Except as otherwise set forth herein the Employment Agreement and Annex A thereto the Employment Agreement shall remain unchanged.

[Signature follows on next page]

IN WITNESS WHEREOF, the Company and the Parent have caused this First Amendment to be executed by their respective duly authorized officers and the Employee has signed this Agreement, all as of the first date above written but effective as of the Commencement Date.
PROGENITOR CELL THERAPY, LLC

By: /s/ Robin Smith
Name: Robin Smith
Title: Member

NEOSTEM, INC.

By: /s/ Robin Smith
Name: Robin Smith
Title: CEO

/s/ Robert Preti
Robert Preti